UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  June 29, 2023

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	NEP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 29, 2023, an indirect subsidiary of NextEra Energy Partners, LP (NEP) completed the previously announced acquisition of a portfolio of wind and solar generation facilities with a combined generating capacity of approximately 688 megawatts (MW) for cash consideration of approximately $566 million, plus working capital of $32 million (subject to post-closing working capital and other adjustments) and the assumption of debt and related interest rate swaps of approximately $142 million. The acquired portfolio also includes noncontrolling interests related to differential membership investors of approximately $165 million.

Also on June 29, 2023, NextEra Energy US Partners Holdings, LLC (NextEra US Holdings), an indirect subsidiary of NEP, drew $530 million under an existing revolving credit facility, which was used, in part, to fund the above acquisition.

On June 30, 2023, Whiptail-Montezuma Holdings, LLC (the borrower), an indirect subsidiary of NEP which was part of the above acquisition, borrowed approximately $330 million under a limited-recourse senior secured variable rate term loan to provide funds to repay a portion of the amount outstanding under the revolving credit facility on July 6th. The term loan matures in June 2028 and bears interest based on an index rate plus a specified margin with interest payable quarterly. The principal is partially amortizing on a quarterly basis. The term loan is secured by all of the assets of, and the equity interests in, the borrower, and its equity interests in its subsidiaries. The borrower’s indirect subsidiaries own renewable energy projects with a combined generating capacity of approximately 492 MW. The loan agreement contains default and related acceleration provisions relating to, among other things, the failure to make required payments, failure to comply with certain covenants and certain bankruptcy-related events. Also on June 30, 2023, the borrower entered into an interest rate swap agreement to hedge against future interest rate movements with respect to the interest payments on the principal amount of the term loan.

On July 6, 2023, NextEra US Holdings repaid approximately $320 million on the revolving credit facility resulting in an outstanding balance of approximately $290 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 6, 2023

NEXTERA ENERGY PARTNERS, LP
(Registrant)

JAMES M. MAY
James M. May Controller and Chief Accounting Officer